Gabelli ETFs Trust 485BPOS

Exhibit 99(j)(4)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of Gabelli ETFs Trust as filed with the Securities and Exchange Commission on or about September 13, 2024.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
September 13, 2024